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                             AMENDMENT TO LEASE
                            EXPANSION & EXTENSION


THIS AMENDMENT TO LEASE is made as of the 17th day of January, 1997, by and between JMB GROUP TRUST III ("Landlord") and INTELLIQUEST, INC. ("Tenant")

                              R E C I T A L S:

    A. Landlord and Tenant entered into a certain Lease (the original "Lease") dated as of SEPT. 15, 1992, whereby Landlord leased to Tenant certain premises (the original "Premises") on the FIRST AND SECOND (1ST &
2ND) floors of the certain building (the "Building") known as CIELO CENTER BUILDING TWO and located at 1250 CAPITAL OF TEXAS HIGHWAY SOUTH, AUSTIN, TEXAS 78746. The Original Premises contain approximately 10,600 rentable square feet. Landlord and Tenant also entered into Expansion Agreements dated 9/15/92 - 1,544 RSF, 9/15/92 - 582 RSF, 12/3/93 - 2,799 RSF, 11/29/93 -
1,693 RSF, 5/16/94 - 1,186 RSF, 4/24/95 - 3,633 RSF, and 1/24/96 - 1,786 RSF
consisting of 13,223 rentable square feet for a total leased of 23,823 rentable square feet. Landlord and Tenant also entered into an additional Amendment to Lease dated SEPTEMBER 18, 1996 which expanded the Lease to a total of 30,351 RENTABLE SQUARE FEET and extended the Lease to FEBRUARY 28, 2002 and relocated the space to BUILDING ONE, SUITES 500 AND 600.

    B. Tenant has requested to exercise its right to increase the Tenant Improvement Allowance and Rent according to EXHIBIT B-1A in the Amendment to Lease dated SEPTEMBER 18, 1996.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and in the Lease contained, it is hereby agreed as follows:

    1. DEFINED TERMS. Each capitalized term used as a defined term in this Amendment but not otherwise defined in this Amendment shall have the same meaning ascribed to such term in the Lease.

    2. The Tenant Improvement Allowance provided by Landlord shall be increased from $16.00 per rentable square foot to $18.96 per rentable square foot and shall include construction, mechanical drawings, and tenant improvements per the Work Letter Agreement, EXHIBIT B in the Amendment to Lease dated SEPTEMBER 18, 1996.

    3.  BASE RENTAL RATE:

        The Base Rental Rate shall be adjusted FROM:

                                  ANNUAL BASE RENT          MONTHLY BASE RENT
                                  ----------------          -----------------
        3/1/97 - 2/28/98            $611,572.65                $50,964.39
        3/1/98 - 2/28/99             631,300.80                 52,608.40
        3/1/99 - 2/29/00             644,958.75                 53,746.56
        3/1/00 - 2/28/01             666,204.45                 55,517.04
        3/1/01 - 2/28/02             687,450.15                 57,287.51

        TO:

                                  ANNUAL BASE RENT          MONTHLY BASE RENT
                                  ----------------          -----------------
        3/1/97 - 2/28/98            $637,371.00                $53,114.25
        3/1/98 - 2/28/99             654,064.05                 54,505.34
        3/1/99 - 2/29/00             669,239.55                 55,769.96
        3/1/00 - 2/28/01             687,450.15                 57,287.51
        3/1/01 - 2/28/02             707,178.30                 58,931.53

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    4.  SECURITY DEPOSIT.  An additional security deposit of $5,390.34 shall be deposited by Tenant into an interest bearing account. Provided Tenant is not in default under this Lease, at the end of the 24th month, the additional security deposit of $5,390.34 will be returned to Tenant with interest.

    5. CONFLICT. If any conflict exists between the terms or provisions of the Lease and the terms or provisions of this Amendment, the terms and provisions of this Amendment shall govern and control.

    6. EFFECT OF AMENDMENT. As amended by this Amendment, the Lease shall remain in full force and effect and is ratified by Landlord and Tenant. This Amendment contains the entire agreement of the parties with respect to the Premises, and all preliminary negotiations with respect thereto are merged into and superseded by this Amendment.

    7. EXCULPATION OF LANDLORD AND HEITMAN. Notwithstanding anything to the contrary contained in this Lease or in any exhibits, Riders or addenda hereto attached (collectively the "Lease Documents"), it is expressly understood and agreed by and between the parties hereto that: (a) the recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents or otherwise arising out of Tenant's use of the Premises or the Building (collectively, "Landlord's Lease Undertakings") shall extend only to Landlord's interest in the real estate of which the Premises demised under the Lease Documents are a part ("Landlord's Real Estate") and not to any other assets of Landlord or its beneficiaries; and (b) except to the extent of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, its beneficiaries, Heitman Capital Management Corporation, Heitman Properties Ltd. or Heitman Properties of Texas Ltd., Inc., or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.



    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Lease to be duly executed and delivered as of the day and year first written above.


TENANT:


INTELLIQUEST, INC.


By:  ___________________________________


Its: ___________________________________



LANDLORD:


JMB GROUP TRUST III, an Illinois trust

    By:  HEITMAN/JMB INSTITUTIONAL ADVISORS, an Illinois general partnership, agent

         By:  HEITMAN CAPITAL MANAGEMENT CORPORATION,
              an Illinois corporation, managing partner


              By:   ___________________________________


              Its:  ___________________________________